Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) on Form S-1 of our report dated February 18, 2013 on the financial statements of GrubHub Holdings Inc. (F/K/A GrubHub, Inc.) appearing in the Registration Statement of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) on Form S-1 (File No. 333-198324) and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois

September 2, 2014